Employment Contract

Company	(hereinafter referred to as “Party A”)
Name: Harbin OT Pharmaceutical Co., Ltd.
Address: No. 7, Bohaisanlu, Pingfang Industrial District, Economic & Technological Development Area, Harbin China

Employee	(hereinafter referred to as “Party B”)
Name: Qiu Xueliang

ID card No.: 2301031955080854211

Published by Bureau of Personnel and Labor of Harbin Development Zone

In accordance with the Labor Law of the Peoples Republic of China, with the principle of equality and mutual benefit, the two parties reach this Labor Contract (hereinafter referred to as the “Contract”) through friendly consultation. The labor relationship shall be established on the basis that both parties fulfill all the agreements.

The contract shall be legally binding as soon as it is established in accordance with the law.

1.	Term of the Contract (the numbers shall be capitalized)

Article 1.
Fixed term: The term of the Contract shall be THREE years (THIRTY SIX months), since January 15, 2006 to January 14, 2009.

Article 2.
Unfixed term: N/A

2.	Production, business and tasks

Article 3.
In need of the production operation, Party A places Party B as the President of the Company under the condition of the regular production.

The Company authorizes the Employee to:

a) carry out the resolutions of the board of directors of the Company;
b) organize the daily operation and management of the Company; and
c) other duties and responsibilities in accordance with the Articles of Association of the Company or granted by the board of directors.

3.	Laboring Protections and Conditions

Article 4.
Party A must establish and perfect the system for occupational safety and health in accordance with the relevant state and provincial rules and regulations, strictly implement the standards on occupational safety and health, educate laborers on occupational safety and health, and provide Party B with the safe laboring environment and essential protecting appliances.

Article 5
Party B to be engaged in dangerous operations must receive regular physical examinations in accordance with the relevant state and provincial regulations.

Article 6
Party B to be engaged in specialized operations must receive specialized training and acquire qualifications for such special operations.

Article 7
Female and juvenile laborers shall be provided with special labor protection in accordance with the relevant state and provincial regulations.

Article 8
Party B must strictly abide by rules of safe operation in the process of the work. Party B shall have the right to refuse to operate if the management personnel of the Party A command the operation in violation of rules and regulations or force Party B to run risks in operation.

4.	Working Hours, Rest and Vacations

Article 9
Party B shall work Five days a week.

Article 10
Party A shall practice a working hour system under which Party A shall work no more than eight hours a day and no more than 40 hours a week on the average. Party A may extend working hours due to the requirements of its production or business after consultation with the trade union and Party B, but the extended working hours for a day shall generally not exceed three hours a day. The total extension in a month shall not exceed 36 hours.

Article 11
Party A shall protect Party B’s right to rest in accordance with the state rules and regulations.

Article 12
If Party A shall practice the system of total working-hours or non-timed system, the working hours and rest shall be operated in accordance with the relevant rules and regulations.

5.	Wages

Article 13
Wages paid to Party B shall not be lower than the local standards on minimum wages. If Party A pay Party B the minimum wages, Party B shall have the right to enquire for the reason.

Article 14
If Party B finish the tasks in accordance with the regulations of Party A, Party A must pay the full monthly wages in the legal currency form, which is (including the allowance, subsidy, bonus etc.) RMB7,000.00.

Article 15
During the probationary period, the wage of Party B shall be RMB7,000.00.

Article 16
Should Party A deduct or delay the wages of Party B, Party A shall be operated in accordance with the Regulations on Payment of Wages.

6.	Vocational Training

Article 17
Party A shall establish a system for vocational training, raise and use funds for vocational training in accordance with the provision of the s2tate, and provide the Party B with vocational training in a planned way. Party B shall voluntarily undertake the morality and skill training.

Article 18
Laborers to be engaged in technical work must receive pre-job training before taking up the posts.

7.	Social Insurance and Welfare

Article 19
Both parties shall pay the social insurance timely in full in accordance with the relevant state, provincial and local social insurance regulations.

Article 20
The treatment for the laborers wounded in performance of duty or having professional disease shall be operated in accordance with the relevant state or provincial rules and regulations.

Article 21
The treatment for the laborers sick or wounded not in performance of duty shall be operated in accordance with the relevant state or provincial rules and regulations.

Article 22
The treatment for the female laborers during pregnant, puerperal or breast-feeding period shall be operated in accordance with the relevant state or provincial rules and regulations.

Article 23
Party B shall receive other social welfare in accordance with the relevant state or provincial rules and regulations.

8.	Labor Disciplines

Article 24
Party B shall be abide by the disciplines legally established by Party A, strictly abided by the labor safety, operation regulations and working rules, treasure Party A’s possessions and be abide by the professional morality and laboring disciplines.

Article 25
Should infringe the labor disciplines, Party B shall be punished in accordance with the rules and regulations of the Party A.

9.	The extension, exchange, relief and termination of the Contract

Article 26
When expires, the contract may be extended upon agreement reached between the parties involved through consultation.

Article 27
The contract shall be exchanged in case of any of the following circumstances:
(1). agreement reached between the parties involved through consultation;
(2). when the objective conditions taken as the basis for the conclusion of the contract have greatly changed so that the original labor contract can no longer be carried out
(3). the laws, rules and regulations taken as the basis for the conclusion of the contract have changed;
(4) other circumstances stipulated by laws, administrative rules and regulations.

Article 28
The contract may be revoked upon agreement reached between the parties involved through consultation.

Article 29
The Party A may revoke the Contract with Party B in any of the following circumstances:
(1) to be proved not up to the requirements for recruitment during the probationary period;
(2) to seriously violate labor disciplines or the rules and regulations of the Party A;
(3) to cause great losses to the Party A due to serious dereliction of duty or engagement in malpractice for selfish ends;
(4) to be investigated for criminal responsibilities in accordance with the law.

Article 30
In any of the following circumstances, Party A may revoke the Contract but a written notification shall be given to Party B 30 days in advance:
(1) where Party B is unable to take up his original work or any new work arranged by Party A after the completion of his medical treatment for illness or injury not suffered from at work;
(2) where Party B is unqualified for his work and remains unqualified even after receiving a training or an adjustment to another work post;
(3) no agreement on modification of the labor contract can be reached through consultation by the parties involved when the objective conditions taken as the basis for the conclusion of the contract have greatly changed so that the original labor contract can no longer be carried out.

Article 31
During the period of statutory consolidation when Party A comes to the brink of bankruptcy or runs deep into difficulties in production and management, and if reduction of its personnel becomes really necessary, Party A may make such reduction.

Article 32
Party B may notify at any time Party A of his decision to revoke the Contract in any of the following circumstances:
(1) within the probation period;
(2) where Party A forces Party B to work by resorting to violence, intimidation or illegal restriction of personal freedom; or
(3) failure on the part of Party A to pay labor remuneration or to provide working conditions as agreed upon in the Contract.

Article 33
Party A shall not revoke its Contract with Party B in accordance with the stipulations in Article 30 and Article 31 of this Contract in any of the following circumstances:
(1) to be confirmed to have totally or partially lost the ability to work due to occupational diseases or injuries suffered from at work;
(2) to be receiving medical treatment for diseases or injuries within the prescribed period of time;
(3) to be a female staff member or worker during pregnant, puerperal, or breast-feeding period; or
(4) other circumstances stipulated by laws, administrative rules and regulations.

Article 34
The Contract shall terminate upon the expiration of its term or the emergence of the conditions for the termination of the labor contract as agreed upon by the parties involved.

10.	Other matters which both parties agree to stipulate

Article 35

Both parties agree that: (leave intentionally blank)

11.	Liabilities for breach of contract

Article 36
Any party, who should break or relieve the Contract, shall be commanded to pay compensation. Should cause the loss of economy, the party shall honor the liability. The standards of the compensation and the liability shall be operated in accordance with the relevant state and provincial rules and regulations.

12.	Verification of the Labor Contract

Article 37
When signed, the Contract shall be authenticated by the local labor security department. The exchanged or extended contract shall be re-authenticated.

13.	Settlement of Labor Dispute

Article 38
Where a labor dispute takes place, the party involved may apply to the labor dispute mediation committee of their unit for mediation; if the mediation fails and one of the parties requests for arbitration, that party may apply to the labor dispute arbitration committee for arbitration. Either party may also directly apply to the labor dispute arbitration committee for arbitration. If one of the parties is not satisfied with the adjudication of arbitration, the party may bring the case to a people's court.

14.	Supplementary provisions

Article 39
The items not referred in the Contract or conflict with the current rules and regulations shall be operated in accordance with the state or provincial rules and regulations.

Article 40
The contract shall have two originals and each party will have one.

Article 41
The contract shall be invalid should it be altered if not legally authorized.

The Date of Signed: January 15, 2005

Party A: (autographed and stamped) Harbin OT Pharmaceutical Co., Ltd.

Party B: (autographed and stamped)/s/ Qiu Xueliang

Legal Representative/agent :( autographed and stamped) Qiu Xueliang